STATE OF MINNESOTA

                                                DEPARTMENT OF STATE

I        Joseph L. Donovan          Secretary of State of Minnesota, do hereby
         -----------------
certify that

                             Cherne Test Ball, Inc.

A corporation organized under the laws of

Minnesota                  did on the 29th           day of          December
---------                            -----                           --------
A.D. 1961         file an amendment to its articled of incorporation, amending
     ----

Article:

                     I was amended to read as follows: "The
                       name of this corporation is Cherne
                                Industrial, Inc."

And has complied with the laws of this state relating thereto.

{SEAL AFFIXED]              In Testimony
                            Whereof, I have hereunto
                            set my hand and affixed the
                            Great Seal of the State, at
                            the Capital in Saint Paul
                            this 8th day of April A.D.
                            nineteen hundred and sixty
                            eight.